UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2013
Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Certain directors and officers of IPG Photonics Corporation (the “Company”) adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Dr. Valentin Gapontsev, Chief Executive Officer and Chairman of the Board of the Company, provides for the sale of up to a total of 150,000 shares over a period ending December 2014, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by IP Fibre Devices (UK) Ltd ("IPFD"), provides for the sale of up to a total of 219,998 shares over a period ending December 2014, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds. Dr. Gapontsev is the Managing Director of IPFD.

The Plan adopted by The Valentin Gapontsev Trust I, provides for the sale of up to a total of 125,000 shares over a period ending December 2014, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by The Valentin Gapontsev Trust II, provides for the sale of up to a total of 25,000 shares over a period ending December 2014, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by The Valentin Gapontsev Trust III, provides for the sale of up to a total of 16,000 shares over a period ending December 2014, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

Dr. Eugene Scherbakov, Dr. Alexander Ovtchinnikov and Mr. Angelo Lopresti, officers of the Company, are trustees of the three Trusts named above. Dr. Nikolai Platanov, an employee of the Company is a trustee of the Valentin Gapontsev Trust I and the Valentin Gapontsev Trust II.

The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
December 20, 2013	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel and
Secretary